SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2006

Date of Report (Date of earliest event reported)

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11431 Willows Road NE, PO Box 97057, Redmond, WA	98073-9757
(Address of Principal Executive Offices)	(Zip Code)

(425) 881-8004

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2006, Advanced Digital Information Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment”) amending the Implementation Agreement by and among the Company, Rocksoft Limited (“Rocksoft”), Neil James Johnson and Ross Neil Williams dated March 14, 2006 (the “Agreement”). The entry into the Agreement was reported on Form 8-K previously filed on March 15, 2006 which is incorporated by reference. The Amendment sets forth amended terms for satisfying the Company’s obligation to establish a retention pool for certain employees of Rocksoft if and when the Company’s proposed merger with Quantum Corporation (“Quantum”) closes. The Company’s proposed merger with Quantum was announced on May 2, 2006 and reported by the Company on Form 8-K filed on May 5, 2006.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Amendment Agreement by and among Rocksoft Limited, Advanced Digital Information Corporation, Ross Neil Williams and Neil James Johnson dated June 6, 2006 to amend Implementation Agreement dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 12, 2006

Advanced Digital Information Corporation

By:	/s/ Yukio Morikubo
Yukio Morikubo
General Counsel & Corporate Secretary